                                                                    EXHIBIT 11.1
                                                                    ------------

                     THE PMI GROUP, INC.  AND SUBSIDIARIES

                      COMPUTATION OF NET INCOME PER SHARE

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
                                                     THREE MONTHS ENDED            SIX MONTHS ENDED
                                                          JUNE 30,                    JUNE 30,
(In thousands, except per share data)                 1998        1997           1998         1997
                                                    -------     --------       -------      --------
BASIC NET INCOME PER COMMON SHARE:

     Net income                                     $46,787      $42,279        $92,555       $91,451

     Average common shares outstanding               31,918       33,618         32,173        33,920
                                                    -------     --------        -------       -------

        Basic net income per common share           $  1.47      $  1.26        $  2.88       $  2.70
                                                    =======      =======        =======       =======


DILUTED NET INCOME PER COMMON SHARE:

     Net income                                     $46,787      $42,279        $92,555       $91,451
                                                    -------      -------        -------       -------
     Average common shares outstanding               31,918       33,618         32,173        33,920
     Net shares to be issued upon
       exercise of dilutive stock options
       after applying treasury stock method             201           98            188           106
                                                    -------      -------        -------       -------
     Average shares outstanding                      32,119       33,716         32,361        34,026
                                                    -------      -------        -------       -------
         DILUTED NET INCOME PER COMMON SHARE        $  1.46      $  1.25        $  2.86       $  2.69
                                                    =======      =======        =======       =======
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